SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: December 9, 2002 (Date of earliest event reported)
UAL CORPORATION (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	1-6033 (Commission File Number)	36-2675207 (IRS Employer Identification No.)
1200 Algonquin Road, Elk Grove Township, Illinois 60007 (Address of Principal Executive Offices, including Zip Code)
(847) 700-4000 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 3.  Bankruptcy or Receivership.

On December 9, 2002, UAL Corporation ("UAL") and twenty-seven of its U.S.-based subsidiaries, including United Air Lines, Inc. (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, in Chicago (the "Bankruptcy Court"), In re: UAL Corporation, et. al., Case Nos. 02-48191 through 02-48218 (Bankr. N.D. Ill.), December 9, 2002.  The petitions do not cover any of UAL's foreign subsidiaries or certain of its U.S. subsidiaries.  The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 5.  Other Events and Regulation FD Disclosure.

In connection with its Chapter 11 filing, UAL obtained a commitments for $1.5 billion in debtor-in-possession (DIP) financing.  The DIP financing is structured as a $300 million facility from Bank One and a $1.2 billion facility from a group that is led by J.P. Morgan Chase and Citibank, and includes CIT Group and Bank One.   Access to $700 million of the $1.2 billion facility is subject to certain terms of the facility.  Such terms require that the company achieve performance milestones under its business plan, which include substantial cost savings in the near term.  On December 9, 2002, UAL issued a press release announcing the bankruptcy filing and the debtor-in-possession financing.  A copy of the press release is filed as an exhibit hereto.

Certain of the information contained in the attached press release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Debtors' current views with respect to certain current and future events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Debtors' operations and business environments which may cause the actual results of the Debtors to be materially different from any future results, expressed or implied, in such forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Debtors to continue as a going concern; the ability of the Debtors to operate pursuant to the terms of the debtor-in-possession facility; the Debtors' ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Debtors to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Debtors to obtain and maintain normal terms with vendors and service providers; the Debtors' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Debtors' liquidity or results of operations; the ability of the Debtors to fund and execute their business plan; the ability of the Debtors to attract, motivate and/or retain key executives and associates; the ability of the Debtors to attract and retain customers; demand for transportation in the markets in which the Debtors operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Debtors' products; and other risks and uncertainties set forth from time to time in UAL's reports to the United States Securities and Exchange Commission.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Debtors' various pre-petition liabilities, common stock and/or other equity securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that UAL's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value.  Accordingly, the Debtors urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press Release issued December 9, 2002 (incorporated by reference in this Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UAL CORPORATION

By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Senior Vice President,
General Counsel and Secretary

 Dated: December 9, 2002